                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE  PRESENTS,  that I,  Richard S.  Sanders Jr.,

hereby  constitute and appoint Mark A. Kalafut and Debra J. Bliven,  and each of them,  my true and  lawful  attorneys-in-fact  and  agents,  with full  power of substitution and  resubstitution for me and in my name, place and stead, to sign any reports on Form 3 (Initial Statement of Beneficial Ownership of Securities),

Form 4 (Statement of Changes in Beneficial  Ownership of Securities)  and Form 5

(Annual   Statement  of  Beneficial   Ownership  of   Securities)   relating  to

transactions  by me in  Common  Shares  or other  securities  of Terra  Nitrogen

Company,  L.P.,  and all  amendments  thereto,  and to file the  same,  with the

Securities and Exchange  Commission  and the  appropriate  securities  exchange,

granting  unto said  attorneys-in-fact  and agents,  and each of them,  or their substitutes,  full power and  authority to do and perform each and every act and thing  requisite or necessary to be done in and about the premises,  as fully to all intents and purposes as I might or could do in person,  hereby ratifying and confirming  all that said  attorneys-in-fact  and agents,  and each of them,  or their  substitutes,  may lawfully do or cause to be done by virtue hereof.  This

Power of  Attorney  shall be  effective  until  such time as I deliver a written revocation thereof to the above-named attorneys-in-fact and agents.

Dated:  October 21, 2003                   /s/  RICHARD S. SANDERS JR.

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                                           Richard S. Sanders Jr.